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                                                                  Exhibit 21.1


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                         SUBSIDIARIES OF THE REGISTRANT


                Name of Subsidiary                        Jurisdiction          Percentage Ownership
-------------------------------------------------    ---------------------     ---------------------
        Armour of America, Incorporated                   California                  100.0%
          Arocon Security Corporation                      Delaware                   100.0%
          Electric Fuel (E.F.L.) Ltd.                       Israel                    100.0%
       Electric Fuel Battery Corporation                   Delaware                   100.0%
       Electric Fuel Transportation Corp.                  Delaware                   100.0%
      Epsilor Electronic Industries, Ltd.                   Israel                    100.0%
               FAAC Incorporated                           Michigan                   100.0%
                  FAAC Limited                           United Kingdom               100.0%
         IES Interactive Training, Inc.                    Delaware                   100.0%
             MDT Armor Corporation                          Israel                     88.0%
        MDT Protective Industries, Ltd.                     Israel                     75.5%

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